                                                                   EXHIBIT 99.j1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 34 to Registration  Statement  No. 33-64872 on Form N-1A of American Century
Capital  Portfolios,  Inc. of our reports dated May 12,  2005,  appearing in the respective  Annual Reports of Real Estate Fund,  Equity Income Fund, Value Fund,
Equity Index Fund,  Small Cap Value Fund,  Large Company Value Fund, and Mid Cap
Value Fund,  comprising American Century Capital  Portfolios,  Inc. for the year ended March 31, 2005, in the Statement of Additional Information,  which is part of this Registration Statement. We also consent to the reference to us under the caption "Other Service  Providers" in such Statement of Additional  Information.
We also consent to the reference to us under the caption "Financial  Highlights"
in the Prospectuses of Real Estate Fund,  Equity Income Fund, Value Fund, Equity
Index Fund,  Small Cap Value Fund,  Large Company Value Fund,  and Mid Cap Value
Fund, which are also part of this Registration Statement.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Kansas City, Missouri
July 28, 2005